UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 30, 2005
(Date of earliest event reported)

Inland's Monthly Income Fund, L.P.
(Exact name of registrant as specified in the charter)

Delaware	0-16790	36-3525989
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
Former name or former address, if changed since last report)

Item 2.01  Acquisition or Disposition of Assets

On March 30, 2005, the Partnership sold one of its assets, the Duncan Wal-Mart, a 68,907 square foot retail building located at U.S. Highway 81 and Plato Road, Duncan, Oklahoma to Wal-Mart Realty Company, an unaffiliated third party, for $3,000,000, on an all cash basis. The property had a basis of approximately $2,019,000, resulting in a gain of approximately $981,000, net of closing costs. Net sales proceeds of approximately $2,935,000 will be distributed to the Limited Partners in May 2005.

Item 9.01  Financial Statements and Exhibits
  Financial Statements. Not Applicable
  Pro Forma Financial Information - Narrative

As a result of the sale of the property, prospectively there will be no property operations included in the financial statements of the Partnership relating to this property. The following sets forth the amounts of selected accounts in the financial statements of the Partnership relating to this property.
For the year ended December 31, 2004
Rental Income	$269,011
Operating Expenses	6,891
Interest Expense	44,592
Depreciation	62,130
Net Income	155,398

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inland's Monthly Income Fund, L.P.
(Registrant)

By:	/s/ Kelly Tucek

Kelly Tucek
Vice President of General Partner and principal financial officer of Inland's Monthly Income Fund, L.P.

Date:	April 5, 2005